Exhibit 4.4

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF SECTION 2.05 OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY NAMED BELOW OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE COCA-COLA COMPANY

4.650% Notes due 2034

No. [__]	$[__________]

CUSIP No. 191216 DY3

ISIN No. US191216DY38

THE COCA-COLA COMPANY, a Delaware corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of [__________] Dollars (U.S. $[____________]) on August 14, 2034 and to pay interest thereon from August 14, 2024, or from and including the most recent Interest Payment Date to which interest has been paid or provided for, semi-annually on February 14 and August 14 in each year, commencing February 14, 2025 at the rate of 4.650% per annum (calculated on the basis of a 360-day year comprised of twelve 30-day months, rounded to the nearest cent), until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day (whether or not a Business Day) before the next Interest Payment Date. Any such interest which is payable but is not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this Series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

If either a date for payment of principal or interest on this Security or the Maturity of this Security falls on a day that is not a Business Day at the relevant place of payment, the related payment of principal or interest will be made on the next succeeding Business Day at such place of payment and no interest will accrue as a result of such delayed payment on amounts payable from and after such Interest Payment Date to the next succeeding Business Day. For this purpose, “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York and, for any place of payment outside of The City of New York, in such place of payment.

Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Securities Register, or, upon written application by the Holder to the Securities Registrar setting forth wire instructions not later than the relevant Record Date, by wire transfer to a Dollar account.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an authenticating agent, by the manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
THE COCA-COLA COMPANY

By:
Name: Stacy Apter
Title: Senior Vice President and Treasurer, Head of Corporate Finance

Attest:

Name: Jennifer Manning
Title: Secretary

(Trustee’s Certificate of Authentication)

This is one of the Securities of the Series provided for in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee

By:
Authorized Signatory

[Reverse]

This Note (as defined herein) is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”), issued and to be issued in one or more Series under an Indenture, dated as of April 26, 1988, as amended and supplemented by that First Supplemental Indenture, dated as of February 24, 1992, and by that Second Supplemental Indenture, dated as of November 1, 2007 (as so amended and supplemented, herein called the “Indenture”), between the Company and Bankers Trust Company (now known as Deutsche Bank Trust Company Americas), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be denominated and bear interest, if any, in Dollars or in a Foreign Currency, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided.

No sinking fund is provided for the Notes.

In the event of a deposit or withdrawal of an interest in this Note, including an exchange, redemption or transfer of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of The Depository Trust Company applicable to, and as in effect at the time of, such transaction.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of, and accrued interest on, the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of such principal of and interest, if any, on the Notes shall terminate. The Holders shall have such other rights and remedies after the occurrence and during the continuance of an Event of Default as set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each Series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of each Series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each Series at the time outstanding, on behalf of the Holders of all Securities of such Series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture. Section 12.01(a) of the Indenture also contains provisions applicable to the Notes relating to the Company’s ability to discharge its obligations with respect to the Notes and under the Indenture with respect to the Notes, upon the deposit of money, U.S. Government Obligations or other government obligations, in an amount sufficient to pay and discharge the principal of and interest on the Notes to the Maturity of the Note, in certain specified circumstances. The defeasance provisions described in Section 12.01(b) of the Indenture will not be applicable to the Notes. The lien and sale and lease back provisions described in Sections 5.03 and 5.04 of the Indenture will not be applicable to the Notes.

Subject to the next preceding sentence hereof, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to May 14, 2034 (three months prior to the maturity date (the “Par Call Date”)) the Company may, at its option, redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price (as determined by the Company, expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; and

•	(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the Redemption Date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 15 basis points less (b) accrued and unpaid interest thereon to, but excluding, the Redemption Date;

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Company may, at its option, redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. The notice of redemption will state any conditions applicable to a redemption and the amount of the Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata or by lot, or otherwise in accordance with applicable procedures of the relevant depositary. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes of such series are redeemed, such Notes shall be redeemed in accordance with the procedures of DTC. The Trustee shall have no responsibility for the calculation of the Redemption Price.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Notes are governed by the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by entireties (Cust)
JT TEN	-	As joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	-	_____________ Custodian __________________ (Minor) Under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FORM OF ASSIGNMENT

For value received                     hereby sell(s), assign(s) and transfer(s) unto                            (Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints                           as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.